UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 16, 2012

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33607	76-0526032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 16, 2012, GulfMark Offshore, Inc. (the “Company”) provided written notice to Mr. John E. (“Gene”) Leech, age 59, the Company’s Executive Vice President – Operations that his employment will end no later than November 30, 2012. Written notice was given pursuant to that certain Amended and Restated Employment Agreement between Mr. Leech and the Company’s subsidiary, GulfMark Americas, Inc., dated October 14, 2009 (the “Agreement”).

Mr. Leech will be entitled to certain benefits as provided under Section 5(a) of the Agreement, which includes the vesting of any and all outstanding stock options and restricted stock and continued participation, if possible, under the Company’s benefit plans as set forth in the Agreement. In addition, pursuant to the Agreement, Mr. Leech will receive a one-time cash payment of $1,610,788, which represents the sum of (i) two full years base salary ($692,336), (ii) two times his fiscal year 2011 bonus ($535,140), (iii) his pro-rated fiscal year 2012 bonus based on his fiscal year 2011 bonus ($244,845), (iv) two years of Company match under its 401(k) plan ($34,617), and (v) two years of Company match under its deferred compensation plan ($103,850). Such compensation and benefits under the Agreement are subject to the execution of a Separation Agreement and General Release by Mr. Leech and payment within the period of time specified in the Separation Agreement and General Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC. (Company)

/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President & Chief Financial Officer

DATE: October 22, 2012